Exhibit 5.1

June 30, 2017

Energous Corporation

3590 North First Street, Suite 210

San Jose, CA 95134

Ladies and Gentlemen:

As counsel to Energous Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2017 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 610,375 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), subject to issuance by the Company upon the settlement of inducement restricted stock units for 610,375 shares of Common Stock (the “Inducement Grants”) granted or to be granted pursuant to Inducement Restricted Stock Unit Award Agreements in the form filed or incorporated by reference as an exhibit to the Registration Statement (the “Inducement Award Agreements”). At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s certificate of incorporation and bylaws, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Inducement Grants and the Inducement Award Agreements, the prospectus proposed by the Company to be used in connection with the Inducement Grants pursuant to the Registration Statement (the “Prospectus”) and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that the 610,375 Shares of Common Stock that may be issued and sold by the Company upon the settlement of the Inducement Grants, when issued, sold and delivered in accordance with the applicable Inducement Award Agreements and, in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, /s/ Fenwick & West LLP FENWICK & WEST LLP